Exhibit 10.3

No. CLSH2024-PN5

SECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE ("BLUE SKY LAWS") OR FOREIGN SECURITIES LAWS AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS PROVIDED BY RULE 506(b) OF REGULATION D AND/OR SECTION 4(a)(2) UNDER THE SECURITIES ACT AND OUTSIDE THE UNITED STATES PURSUANT TO OTHER APPLICABLE REGULATIONS UNDER THE SECURITIES ACT. ANY SALE, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER (ANY, A “TRANSFER”) OF ALL OR ANY PORTION OF SUCH SECURITIES WILL BE INVALID UNLESS SUBJECT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND AS REQUIRED BY APPLICABLE BLUE SKY AND/OR FOREIGN LAWS AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (B) IT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT.

$350,000	February 22, 2024

For Value Received, CLS Holdings USA, Inc, a Nevada corporation with its principal address at 516 S. 4th Street, Las Vegas, Nevada 89101 ("Maker"), under the terms of this Promissory Note ("Note"), promises to pay to the order of LEM Investments LLC with its principal address at 6900 E. Camelback Rd. Suite 1020, Scottsdale Arizona 85253 ("Purchaser"), the principal amount of $350,000 (the "Principal Amount"), together with interest on the Principal Amount of 12% per annum, (“Principal and Interest Amount”) on or before February 28, 2026 (the "Maturity Date").

Interest payable on the Principal Amount shall accrue at a rate per annum equal to twelve percent (12%) calculated on the basis of a 360-day year ("Interest").

All amounts under this Note are in U.S. Dollars.

l.         Payment. Maker shall make payment to the Purchaser of principal and interest on a monthly basis commencing on March 31, 2024 and continuing on the last day of each successive month for 24 total months, as set forth in the attached Exhibit A. There shall be no prepayment penalties in the event that Maker elects to pay the obligation in advance of the Maturity Date.

2.         Default.

2.1.         Events of Default. With respect to the Note, the following events are "Events of Default":

(a)         Default of Maker in the payment of principal or accrued interest under the Note when due; or

(b)          the occurrence of any of the following:

(i)	Maker files a petition in bankruptcy or for reorganization or for the adoption of a plan under the United States Bankruptcy Code (as now or in the future amended, the "Bankruptcy Code");

(ii)	Maker makes a general assignment for the benefit of its creditors;

(iii)

Maker consents to the appointment of a receiver or trustee for all or a substantial part of the property of Maker or approves as filed in good faith a petition filed against Maker under the Bankruptcy Code; or

(iv)

The commencement of a proceeding or case, without the application or consent of Maker, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Maker for all or any substantial part of its assets, or (iii) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgement or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of sixty (60) business days.

3.         Acceleration. If any one or more Events of Default described in Section 2.1 shall occur and be continuing, then Purchaser may, at Purchaser's option and by written notice to Maker, declare the unpaid balance of the Note owing to Purchaser to be forthwith due and payable.

4.         Secured. This Note is a secured obligation of Maker and the security shall be all of the otherwise unencumbered assets of the Company or its subsidiaries, permitted to be pledged by law.

5.          Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt or if mailed by registered or certified mail, postage prepaid, at the address of Maker or Purchaser. Any Party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been received when personally delivered or faxed, or five business days after being deposited in the mail in the manner set forth above.

6.         Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby, payment of the Principal and Interest Amount or otherwise, shall the amount paid or agreed to be paid to Purchaser hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involve a payment exceeding the limit of interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit.

7.         WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

8.         Governing Law; Jurisdiction. Maker and Purchaser each hereby submits to personal jurisdiction in the State of Nevada, consents to the exclusive jurisdiction of any competent state or federal district court sitting in Clark County, Nevada, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit, or proceeding in connection with this Note or any related matter. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada, without reference to conflicts of law provisions of such state. Exclusive venue for any legal proceedings brought in connection with, or relating to, this Note shall be in Clark County, Nevada.

9.         Successors. The provisions of this Note shall inure to the benefit of and be binding on any permitted successor of Purchaser.

This Note is executed in the State of Nevada as of the date first set forth above.

Signatures on next page.

CLS Holdings, USA, Inc.,

a Nevada corporation

By: /s/ Andrew Glashow

Andrew Glashow

CEO and Chairman

Agreed to and accepted:

By: /s/ Lou Werner

Lou Werner

Managing Member of LEM Investments LLC

EXHIBIT A

$350,000 LEM Investments LLC Payment Schedule
Period	Date	Payment	Balance	Principal	Interest
		$-	$350,000.00	$350,000.00	$-
1	3/31/2024	16,519.22	337,914.12	12,085.88	4,433.33
2	4/30/2024	16,519.22	324,774.04	13,140.07	3,379.14
3	5/31/2024	16,519.22	311,502.57	13,271.48	3,247.74
4	6/30/2024	16,519.22	298,098.38	13,404.19	3,115.03
5	7/31/2024	16,519.22	284,560.15	13,538.23	2,980.98
6	8/31/2024	16,519.22	270,886.53	13,673.61	2,845.60
7	9/30/2024	16,519.22	257,076.18	13,810.35	2,708.87
8	10/31/2024	16,519.22	243,127.73	13,948.45	2,570.76
9	11/30/2024	16,519.22	229,039.79	14,087.94	2,431.28
10	12/31/2024	16,519.22	214,810.97	14,228.82	2,290.40
11	1/31/2025	16,519.22	200,439.87	14,371.11	2,148.11
12	2/28/2025	16,519.22	185,925.05	14,514.82	2,004.40
13	3/31/2025	16,519.22	171,265.09	14,659.97	1,859.25
14	4/30/2025	16,519.22	156,458.52	14,806.56	1,712.65
15	5/31/2025	16,519.22	141,503.89	14,954.63	1,564.59
16	6/30/2025	16,519.22	126,399.71	15,104.18	1,415.04
17	7/31/2025	16,519.22	111,144.50	15,255.22	1,264.00
18	8/31/2025	16,519.22	95,736.72	15,407.77	1,111.44
19	9/30/2025	16,519.22	80,174.88	15,561.85	957.37
20	10/31/2025	16,519.22	64,457.41	15,717.47	801.75
21	11/30/2025	16,519.22	48,582.77	15,874.64	644.57
22	12/31/2025	16,519.22	32,549.38	16,033.39	485.83
23	1/31/2026	16,519.22	16,355.66	16,193.72	325.49
24	2/28/2026	16,519.22	0.00	16,355.66	163.56
		$396,461.17		$350,000.00	$46,461.17